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                                                                   Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000 (except for Note 10, as to which the date is May , 2000), in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of AllAdvantage.com Inc.

                                              Ernst & Young LLP

Palo Alto, California

May  , 2000

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   The foregoing consent is in the form that will be signed upon the completion of the reincorporation and other matters described in Note 10 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California

May 30, 2000